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                                                                   EXHIBIT 10.41


                                CHARGE OF SHARES

                             dated 29 January 1999



                                   created by

                    THE SEVERAL PERSONS NAMED IN SCHEDULE 1

                                  in favour of


                           NEXTERA ENTERPRISES, INC.










                              LINKLATERS & PAINES
                                One Silk Street
                                London EC2Y 8HQ

                            Tel: (+44) 171 456 2000


                                 Ref: MSM/AXXL
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       This Charge is made on 29 January 1999 between

       (1) THE SEVERAL PERSONS NAMED IN SCHEDULE 1 (the "CHARGORS" and each a "CHARGOR", which expressions include the legal personal representative of any such persons), each in its personal capacity; and

       (2) NEXTERA ENTERPRISES INC. ("NEXTERA", which expression includes its successors and assigns), a Delaware Corporation, of One Cranberry Hill Lexington, MA 02173 United States of America.

       BACKGROUND

       (A) Each Chargor has agreed to charge his Shares in favour of Nextera as Security for the payment and discharge of his Liabilities.

       (B) Nextera and each Chargor intend this Charge to, and it shall, take effect as a Deed.

       Now this charge witnesses and it is agreed as follows:

  1    INTERPRETATION

1.1 DEFINITIONS: In this Charge, terms defined in the Principal Agreement have the same meaning when used in this Charge and, in addition, except to the extent that the context requires otherwise:

       "ADMINISTRATION" means administration under Part II of the Insolvency
       Act;

       "BANKRUPTCY" means bankruptcy under Part IX of the Insolvency Act;

       "CASH" means any cash offered by a Chargor and accepted by Nextera under clause 4.2;

       "CHARGED ASSETS" means the Cash and the Shares and in respect of each Chargor, his Charged Shares and his Cash and references to his Charged Assets will be construed accordingly;

       "CHARGES" means, in respect of each Chargor, all or any of the Security created, or which may at any time be created, by or pursuant to this Charge by that Chargor;

       "CHARGORS' REPRESENTATIVE" means the Vendors' Representative under the Principal Agreement who shall have the same power to bind all the Chargors under this Charge as that Representative has under the Principal Agreement;

       "COMPANY" or "ALEXANDER" mean The Alexander Corporation Limited;

       "CUT-OFF DATE" means the date falling 18 months after the date of Completion;

       "DELEGATE" means a delegate or sub-delegate appointed, directly or indirectly, pursuant to Clause 9.2;

       "ENFORCEMENT EVENT" has the meaning given to it in Clause 8.2;

       "ESCROW ARRANGEMENTS" means the arrangements set out in Clauses 3 and 4;

       "ESCROW PERIOD" means the period beginning at Completion and ending 18 months after Completion;

       "GROUP COMPANY" means Nextera and/or any of its subsidiaries;

       "INDIVIDUAL CHARGOR" means each Chargor which is a natural person;

       "INSOLVENCY ACT" means the Insolvency Act 1986;


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     "LIABILITIES" means, the moneys, debts and liabilities which now are or at any time hereafter may be or become due, owing or incurred by a Chargor to the Purchaser (or any assignee of the Purchaser or any person substituted for the Purchaser by an assignment of the Purchaser's rights and obligations in accordance with the Principal Agreement) under the Warranties or the Tax Deed of Covenant (and "Liability" shall be construed accordingly);

     "LPA" means the Law of Property Act 1925;

     "PERSON" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not having separate legal personality);

     "PRINCIPAL AGREEMENT" means the Share Sale and Purchase Agreement dated 29 January 1999 and entered into between, inter alia, Nextera and the Chargors relating to the sale of the shares in Alexander to Nextera and in accordance with which the Chargors received shares in Nextera;

     "PURCHASER" means Nextera Enterprises, Inc.;

     "RIGHTS" means rights, authorities, discretions, remedies, liberties and powers (in each case, of any nature whatsoever);

     "SECURITY" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement or arrangement having substantially the same economic effect (including any "hold-back" or "flawed asset" arrangement) )and "SECURED" shall be construed according";

     "SECURITY ACCOUNT" means the account designated "Alexander Security Account" or similar opened under the instructions of Nextera at a bank in the United Kingdom;

     "SHARES" means initially the 30,000 shares of Nextera Enterprises, Inc. owned by the Vendors in the proportions set out in Schedule 1 and charged to Nextera and thereafter the number of those Nextera Shares of each Chargor as for the time being remain subject to the Security created by this Deed;

     "SECURITY DOCUMENTS" means:


          (i)    this Deed;
          (ii)   the Principal Agreement; and
          (iii)  the Tax Deed of Covenant;


     "TAX(ES)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

     the "WINDING-UP" of a Person also includes the amalgamation, reconstruction, reorganisation, dissolution, liquidation, merger or consolidation of that Person, and any equivalent or analogous procedure under the law of any jurisdiction (and "WOUND-UP" shall be construed accordingly).

1.2 REFERENCES TO STATUTES: Except where otherwise stated, any reference in this Charge to any Act of Parliament or any Section of, Schedule to or other provision of an Act of Parliament shall be construed, at any particular time, as including reference to any modification, extension or re-enactment thereof then in force and instruments, orders and regulations then in force and made under or deriving validity from the relevant Act.

1.3  HEADINGS: Headings shall be ignored in construing this Charge.



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  2 UNDERTAKING TO PAY

2.1 CHARGOR TO DISCHARGE: Each Chargor shall discharge each of his Liabilities when due in accordance with its terms or, if they do not provide a time for payment, the Security Documents or, if not so provided, immediately on demand by Nextera.

2.2 LIABILITIES DUE: For the purposes of this Charge, Liabilities are due for payment when either the relevant Liability and its amount has been admitted by the Chargors' Representative or each of the Chargors or a judgement has been given against a Chargor confirming the Liability and its amount and date for payment there is no further possibility of appeal from such judgment or the Chargors have failed to lodge an appeal within the prescribed period.

2.3 PAYMENT: If a Liability becomes due then Nextera may exercise its right under this Charge and satisfy that Liability against the Charged Assets in accordance with clause 5.8 of the Principal Agreement.

  3 SECURITY

3.1 CHARGING PROVISION: Each Chargor has with full title guarantee and as security for the payment and discharge of all liabilities hereby charges in favor of Nextera by way of first fixed charge, all its Charged Assets as security for the payment and discharge of all Liabilities.

3.2 DELIVERY OF DOCUMENTS: During the continuance of the Charges each Chargor shall deposit with Nextera, and Nextera shall be entitled to hold, the certificates of the Charged Shares of such Chargor. If Nextera so requires by notice to a Chargor from time to time, that Chargor shall immediately deliver to Nextera such documents relating to all or any of that Chargor's Charged Assets as shall be specified (whether generally or specifically) in the relevant notice, including (but only for the purposes of facilitating due enforcement of the rights of Nextera hereunder) transfers of that Chargor's Charged Assets with the name of the transferee, the date of and consideration for the transfer left blank.

3.3 FURTHER ASSURANCE: Each Chargor shall promptly execute and do all such assurances, acts and things as Nextera may require:

    3.3.1 for perfecting or protecting the Charges created or intended to be created by this Charge or the priority of the Charges or

    3.3.2 for facilitating the realisation of the Charged Assets or the exercise of any Rights vested in Nextera or any Delegate and shall in particular (without prejudice to the generality of the foregoing) execute all transfers and assignments of the Charged Assets and give all notices, orders and directions which Nextera may think expedient.

  4 ESCROW ARRANGEMENTS

4.1 SECURITY: The Cash and Shares which each Chargor has charged to Nextera are held as security for the discharge of the Liabilities.

4.2 CASH FOR SHARE EXCHANGE: Each Chargor may at any time during the Escrow Arrangements exchange all or any of his Charged Shares for cash by following the procedure in this clause. The Chargor must give written notice to Nextera that he wishes to exchange a certain whole number of Charged Shares for cash. The notice must include a cheque (or equivalent) for an amount equal to the fair market value of the number of Charged Shares the Chargor wishes to exchange. The fair market value of Charged Shares will be determined:


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          (i)  before a listing of Nextera on a stock exchange, in accordance
               Clause 4.4 of the Nextera Stockholders Agreement; and

          (ii) after listing of Nextera on a stock exchange, by reference to the closing sale price of Nextera shares on the exchange on the date the Chargor's notice is sent to Nextera.

      Nextera must deposit the funds offered by the Chargor into the Security Account and send to the Chargor that number of his Shares requested within 7 days of receiving his notice and cheque (or equivalent) from the vendor. Nothing in this clause obliges Nextera to release any Shares if the amount offered by the Chargor does not correspond with the shares requested, the payment offered by the Chargor is not received or cleared in the Security Account within 6 days of Nextera receiving the Chargor's notice or if the Chargor requests more Share than he or she owns.

4.3 The terms of the Charge shall apply to any cash held in the Security Account, as applicable, in the same way those terms apply to the Shares.

4.4 If at the end of the Escrow Period there is an outstanding claim under Clause 5 of the Principal Agreement or under the Tax Deed of Covenant:

      4.4.1 Charged Assets with a value sufficient to cover Nextera's reasonable quantification of the expected Liabilities under the claim shall remain in the Escrow Arrangements on and subject to the terms of this Deed until such time as:

                (a) it is determined that the Chargors have Liabilities that have fallen due under that claim, in which event Clause 2.3 above shall apply to the extent necessary and any balance of the Charged Assets not required to meet such Liabilities shall be subject to Clause 14.4; or

                (b) the claim is withdrawn or struck out or is successfully defended in court proceedings in circumstances where Nextera (or its successor or permitted assigns) have no further rights of appeal in respect thereof, in which event the provisions of Clause 14.4 shall apply to the Charged Assets so retained on account of Liabilities prospectively due under that claim; or

                (c) the provisions of Clause 14.4 otherwise apply pro rata to require their release in whole or part to each of the Chargors;

      4.4.2 Any Charged Assets not required to be retained in the Escrow Arrangements pursuant to Clause 4.4.1 shall be subject to Clause 14.4.

   5  RESTRICTIONS ON DEALING

5.1   SECURITY: No Chargor shall create or have outstanding any Security on, over or with respect to any of that Chargor's Charged Assets except for:

      5.1.1  the Charges; and

      5.1.2  any Security created in favor of or at the request of Nextera; and

      5.1.3  pursuant to the Nextera Stockholders Agreement.


5.2 DISPOSAL: Whilst the same are subject to the Charges, no Chargor shall sell, discount, transfer, assign, lend or otherwise dispose of any of that Chargor's Charged Assets nor agree to do any of the foregoing except where required to under the Nextera Stockholders Agreement. Provided that nothing in this Clause 5.2 shall prevent a Chargor from accepting a take-over offer or exchange offer for his Shares where such offer is made holders of Nextera Shares generally and when the




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      consideration receivable under such offer is secured in favour of Nextera on the terms of this Deed.


5.3   CO-OPERATION ON SALE: If, in accordance with Clause 5.2, Nextera consents to the sale of all or any part of Chargor's Charged Assets then, subject to Nextera being satisfied that the proceeds arising from such sale will be deposited with it in accordance with Clause 4 Clause 5.2, Nextera shall make such arrangements as may be reasonably required to ensure that any certificates held by it representing the relevant Shares are made available at completion of that sale and released to the Purchaser thereof upon receipt of those proceeds as contemplated by Clause 45.2.


  6   THE CHARGED ASSETS

6.1 VOTING RIGHTS: Until the Charges become enforceable and Nextera gives notice to any Chargor that this sentence is no longer to apply in relation to all or any of the relevant Chargor's Charged Assets, the relevant Chargor shall be entitled to exercise or direct the exercise of the voting rights attached to any Charged Assets in such manner as he or she sees fit. Thereafter:

      6.1.1 Nextera shall be entitled to exercise or direct the exercise of the voting rights attached to his Charged Assets in such manner as it sees fit, and

      6.1.2 the relevant Chargor shall comply or procure the compliance with any directions of Nextera in respect of the exercise of those voting rights and shall deliver to Nextera such forms of proxy as it or he may reasonably require with a view to enabling such Person as it or he may select to exercise those voting rights.

6.2 NEW RIGHTS: Until the Charges created by a Chargor become enforceable and Nextera gives notice to that Chargor that this sentence is no longer to apply in relation to all or any of that Chargor's Charged Assets, the relevant Chargor shall be entitled to retain any dividend, interest, bonus or other income derived from his Charged Assets. Thereafter, the relevant Chargor shall hold any such dividend, interest, bonus or other income received by it on trust for Nextera and pay the same immediately to Nextera or as it may direct. Nextera shall be entitled to apply the same in such manner as it sees fit.

6.3 OTHER RIGHTS: Except as otherwise provided in Clause 6.1, each Chargor shall ensure that all Rights from time to time attaching to or connected with his Charged Assets are exercised in accordance with Nextera's wishes.

  7   GENERAL UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES

7.1   UNDERTAKINGS: Each Chargor undertakes to Nextera as follows:

      7.1.1 he will not do, or suffer to be done, anything which could prejudice the Charges.

      7.1.2 he will notify Nextera of the occurrence of any Enforcement Event or any event or circumstance which with the giving of any notice, the expiry of any grace period, and/or (as the case may be) the making of any determination, provided for in Clause 8.2 would become an Enforcement Event (and of any action taken or proposed to be taken to remedy it) promptly after becoming aware of the same.

             Nothing in this Deed shall prevent the Chargors from complying with their obligations under the Nextera Stockholders Agreement.

7.2   REPRESENTATIONS AND WARRANTIES: Each Chargor represents and warrants to
             Nextera as set out in Schedule 2 to the extent applicable to that Chargor.




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  8  ENFORCEMENT

8.1 EXERCISE OF RIGHTS: The statutory power of sale and the other statutory powers conferred on mortgagees by Section 101 of the LPA as varied and extended by this Charge shall be deemed to arise on the date of this Charge and shall in favour of any purchaser (as defined in Section 205 of the LPA) or any Person dealing in good faith with Nextera or Delegate be deemed to be exercisable on and from the date of this Charge. As between each Chargor and Nextera (but not so as to affect or concern any such purchaser, Person or Delegate) the Charges created by that Chargor hereunder shall be enforceable, and the powers conferred by Section 101 of the LPA as varied and extended by this Charge shall be exercisable, upon and at any time after the occurrence of an Enforcement Event occurring in relation to that Chargor (whether or not the Enforcement Event is continuing at the relevant time). Section 103 of the LPA shall not apply to this Charge.

8.2 ENFORCEMENT EVENTS: The occurrence at any time and for any reason, whether within or beyond the control of any party to this Charge, of any of the following events shall constitute an Enforcement Event but only in relation to the Chargor(s) in respect of which the event occurs:

     8.2.1 FAILURE TO DISCHARGE: Any Chargor fails to discharge any Liability within 7 days of it becoming due (including for this purpose, failure to discharge any claim made in respect of a breach of Warranty under Clause 5 of the Principal Agreement) or, in the case of Liabilities which are due on demand, within 7 days of Nextera making demand for the discharge of those Liabilities;

     8.2.2 INDIVIDUAL CHARGORS: Any of the following occurs in relation to an individual Chargor:

               (i) BANKRUPTCY OF CHARGOR: Any step is taken by any Person with a view to the Bankruptcy of the Chargor other than the presentation of a vexatious or frivolous petition which is discharged within 14 days of presentation;

               (ii) INSOLVENCY: The Chargor stops or suspends or threatens to stop or suspend payment of all or a material part of (or a particular type of) his or her debts, or is unable to pay his her debts, or circumstances exist which would, by
                      Section 267(2) of the Insolvency Act, entitle a creditor's petition to be presented in respect of that Chargor, or is insolvent as defined by Section 341(3) of the Insolvency Act as in force at the date of this Charge;

               (iii) VOLUNTARY ARRANGEMENTS: The Chargor makes any application to the Court under Section 253 of the Insolvency Act, or the Chargor proposes or makes any agreement for the deferral, rescheduling or other readjustment (or proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors) of all of (or all of a particular type of) the Chargor's debts (or of any part which he or she will otherwise be, or might reasonably be expected otherwise to be, unable to pay when due), or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the debts of any Chargor; or

               (iv) ANALOGOUS EVENTS: Any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events mentioned in paragraphs (i) to
                      (iv) (inclusive) of this Clause 8.2.2.

8.2.3 ENFORCEMENT PROCEEDINGS: A distress, attachment, execution or other legal process is levied, enforced or sued out on or against any of the Charged Assets of a Chargor.

8.2.4 SECURITY ENFORCEABLE: Any Security on or over the Assets of the Chargor becomes enforceable and any step (including the taking of possession or the appointment of a


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            receiver, administrative receiver, manager or similar Person) is taken to enforce that Security.

      8.2.5 BREACH OF REPRESENTATION OR WARRANTY: Any representation, warranty or statement by the Chargor in this Charge or in any document delivered under it is not complied with or is or proves to have been materially incorrect.

      8.2.6 BREACH OF UNDERTAKING: The Chargor does not perform or comply with any one or more of his or her obligations under this Charge (other than an obligation for payment to which Clause 8.2.1 above applies) or any condition attached to any waiver or consent given under this Charge is not fulfilled and, in the case only of default in respect of any of the undertakings set out in Clause 8.1 which is capable of remedy within 14 days, that default is not remedied within 14 days after notice of that default has been given to it by Nextera.

  9   NEXTERA'S RIGHTS


9.1 IN RELATION TO THE CHARGED ASSETS: At any time after the Charges created by a Chargor shall have become enforceable and provided and to the extent any Liabilities of that Chargor have fallen due (and after giving notice to the relevant Chargor or Chargors, without any notice or further notice, Nextera shall have the Right, either in its own name or in the name of the relevant Chargor or otherwise and in such manner and upon such terms and conditions as Nextera thinks fit:


      9.1.1 TAKE POSSESSION: To take possession of the Charged Assets of that Chargor;

      9.1.2 DEAL WITH CHARGED ASSETS: To sell, transfer, assign, exchange and otherwise dispose of or realise the Charged Assets of that Chargor, either by public offer or auction, tender or private contract and so that (without limitation) Nextera may do any of these things for a consideration consisting of cash, debentures, or other obligations or other valuable consideration of any kind and any such consideration may be payable or delivered in a lump sum or by installments spread over such period as Nextera may reasonably think fit;

      9.1.3 RIGHTS OF OWNERSHIP: To exercise and do (or permit any Chargor or his or her nominee to exercise and do) all such Rights and things as Nextera would be capable of exercising or doing as if Nextera were the absolute beneficial owner of the Charged Assets of that Chargor and in particular, without limitation, to exercise all Rights attaching to the Charged Assets of that Chargor;

      9.1.4 CLAIMS: To settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any Person relating in any way to the Charged Assets of that Chargor;

      9.1.5 LEGAL ACTIONS: To bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets of the Chargor;

      9.1.6 OTHER POWERS: To do all such other acts and things Nextera may reasonably consider necessary or expedient for the realisation of the Charged Assets of that Chargor or incidental to the exercise of any of the Rights conferred on Nextera under or by virtue of this Charge, the LPA or the Insolvency Act and to concur in the doing of anything which Nextera has the Right to do and to do any such thing jointly with any other Person.

9.2 DELEGATION: Nextera may delegate in any manner to any Person any of the Rights which are for the time being exercisable by Nextera under this Charge. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as Nextera may think fit.

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  10  LIABILITY OF NEXTERA AND DELEGATES

10.1 POSSESSION: If Nextera or any Delegate shall take possession of the Charged Assets of any Chargor, it or he may at any time relinquish such possession.


10.2 NEXTERA'S LIABILITY: Nextera shall not in any circumstances (either by reason of taking possession of the Charged Assets of any Chargor or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever) provided that it has acted reasonably in all the circumstances:


      10.2.1 be liable to account to that Chargor or any other Person for anything except Nextera's own actual receipts which have not been distributed or paid to that Chargor or the Persons entitled or at the time of payment honestly and reasonably believed by Nextera to be entitled thereto; or

      10.2.2 be liable to that Chargor or any other Person for any costs, charges, losses, damages, liabilities or expenses arising from or connected with any realisation of those Charged Assets or from any act, default, omission or misconduct of Nextera, its officers, employees or agents in relation to those Charged Assets or in connection with this Charge except to the extent that they shall be caused by Nextera's own fraud, negligence or wilful misconduct or that of its officers or employees.

      Nextera shall not by virtue of this Clause 10.2 owe any duty of care or other duty to any Person which it would not owe in the absence of this Clause 10.2.

10.3 OTHER'S LIABILITY TO ACCOUNT: All the provisions of Clause 10.2 shall apply, mutatis mutandis, in respect of the liability of any Delegate or any officer, employee or agent of Nextera or any Delegate.

10.4 If Nextera sells any Charged Assets it shall be deemed, for the purposes of Clause 5 of the Principal Agreement, to have received the value at which such Charged Assets may be used to discharge any Liabilities under the provisions of the Principal Agreement.

  11  POWER OF ATTORNEY

11.1 APPOINTMENT: Each Chargor hereby, by way of security, irrevocably appoints Nextera and every Delegate severally his or her attorney (with full power of substitution), on his or her behalf and in his or her name or otherwise, at such time and in such manner as the attorney may think fit:

      11.1.1 to do anything which the relevant Chargor is obliged to do (but has not done after written request) under this Charge including to execute charges over, transfers and assignments of, and other instruments, notices, orders and directions relating to, the Charged Assets; and

      11.1.2 generally to exercise all or any of the Rights conferred on Nextera or any Delegate in relation to the Charged Assets or under this Charge, the LPA or the Insolvency Act.

11.2 RATIFICATION: Each Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall lawfully do or purport to do in the exercise or purported exercise of the power of attorney in Clause 11.1.

  12  PROTECTION OF THIRD PARTIES

      No Person dealing with Nextera or any Delegate shall be concerned to enquire whether any event has happened upon which any of the Rights conferred by or pursuant to this Charge are or may be exercisable, whether any consents, regulations, restrictions or directions relating to such

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     Rights have been obtained or complied with or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such Rights or as to the application of any money borrowed or raised. All the protection to purchasers contained in Sections 104 and 107 of the LPA or in any other legislation for the time being in force shall apply to any Person purchasing from or dealing with Nextera or any Delegate.

  13 DEMANDS AND PAYMENTS

13.1 RECEIPTS BY NEXTERA: All amounts from time to time received or recovered by Nextera or any Delegate in exercise of their Rights under or in respect of the Charges granted by a Chargor shall, subject to the discharge of any liabilities having priority to the Liabilities of that Chargor, be applied as follows:

     13.1.1 in or towards the payment of such of the Liabilities of that Chargor in such order as Nextera in its absolute discretion may from time to time determine (save that Nextera may credit the same to, and require the same to be paid to it for crediting to, an interest bearing suspense account for so long and in such manner as Nextera may determine); and

     13.1.2 in payment of any surplus to the relevant Chargor or other Person entitled to it.


13.2 AVOIDANCE OF PAYMENTS: Each Chargor shall on demand indemnify Nextera against any funding or other cost, charge, loss, liability or expense (including loss of profit) expended, paid, incurred or debited in account by Nextera as a result of Nextera being required for any reason (including any Bankruptcy, Winding-up, insolvency or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any of the Liabilities of that Chargor or any liability the discharge of which is, directly or indirectly, guaranteed or otherwise secured by that Chargor and shall in any event pay to Nextera on demand the amount so refunded by it.


13.3 Subrogation: So long as the Charges remain outstanding:

     13.3.1 any Rights of a Chargor, by reason of the performance of any of that Chargor's obligations under this Charge, the enforcement of any of the Charges or any action taken pursuant to any Rights conferred by or in connection with this Charge, to be indemnified by any Person, to prove in respect of any liability in the Bankruptcy or Winding-up of any Person or to take the benefit of or enforce any Security, guarantees or indemnities, shall be exercised and enforced only in such manner and on such terms as Nextera may require; and

     13.3.2 any amount received or recovered by the relevant Chargor (a) as a result of any exercise of any such Rights or (b) in the Winding-up or Bankruptcy of any Person shall be held in trust for and immediately paid to Nextera.

  14 DISCHARGE OF SECURITY

14.1 Continuing Security: Subject to this Clause 14, the Charges shall remain in full force and effect by way of continuing security and shall not be affected in any way by any settlement of account (whether or not any Liabilities remain outstanding thereafter) or other matter or thing whatsoever and shall be in addition to any other Security, guarantee or indemnity now or hereafter held by Nextera or any other Person in respect of the Liabilities.

14.2 Security Unaffected: Without prejudice to the generality of Clause 14.1, neither the Charges nor the Liabilities shall be affected in any way by:

     14.2.1 any time, indulgence, concession, waiver or consent given to any Chargor or any other Person, whether by Nextera or any other Person:

        14.2.2 (except to the extent of the relevant amendment or change) any amendment to or change in any Security, guarantee or indemnity (including this Charge), the terms of any Liability or liability the discharge of which is, directly or indirectly, guaranteed or otherwise secured by any Chargor or any agreement or document relating to any of the foregoing;

        14.2.3 the making or absence of any demand for payment of any Liabilities on a Chargor or any other Person, whether by Nextera or any other Person;

        14.2.4 the enforcement or absence of enforcement of any Security, guarantee or indemnity (including this Charge);

        14.2.5 any other Security, guarantee or indemnity now or hereafter held by Nextera or any other Person;

        14.2.6 (except to the extent of the relevant release), the release of any Security, guarantee or indemnity (including this Charge);

        14.2.7 the Administration, Bankruptcy or Winding-up of any Chargor, a Relevant Trust or of any other Person, or any step being taken for any such Administration, Bankruptcy or Winding-up;

        14.2.8  the death or incapacity of any Chargor or any other Person; or

        14.2.9 the illegality, invalidity or unenforceability of, or any defect in, any provision of any agreement or document relating to the Liabilities or any Security, guarantee or indemnity (including this Charge) or any of the Rights or obligations of any of the parties under or in connection with any such document or any Security, guarantee or indemnity (including this Charge), whether on the grounds of, not having been duly, executed or delivered by any Chargor or any other Person or for any other reason whatsoever.

14.3    CONSOLIDATION: Section 93 of the LPA shall not apply to the Charges.

14.4    FINAL REDEMPTION: Subject and without prejudice to Clause 14.5:

        14.4.1 upon proof being given to the reasonable satisfaction of Nextera that all the Liabilities of the relevant Chargor have been discharged in full or that provision acceptable to Nextera for such discharge has been made; or

        14.4.2 if, at the Cut-Off Date, there is no claim against the relevant Chargor which has been made under and in accordance with Clause 5 of the Principal Agreement or under the Tax Deed of Covenant which remains outstanding; or

        14.4.3 if at the Cut-Off Date there is a claim against the relevant Chargor which has been made under and in accordance with Clause 5 of the Principal Agreement and which relates to a contingent liability involving a claim or potential claim by a third party against a Group Company and if no legal proceedings have been issued against such Group Company in respect of such claim before the date falling 30 months after the date hereof;

        14.4.4 if, as at the Cut-Off Date, a claim against the relevant Chargor has been made under and in accordance with Clause 5 of the Principal Agreement which relates to a claim (other than a contingent liability involving a claim or potential claim by a third party against a Group Company) and no legal proceedings have been issued against the Chargor within twelve months from the date on which the notice of the claim is given in accordance with Clause 5 of the Principal Agreement, or

        14.4.5 if, and to the extent that as at the Cut-Off Date, there is a claim which has been made under and in accordance with Clause 5 of the Principal Agreement or under the Tax Deed of Covenant which remains outstanding against the relevant Chargor and the following conditions are satisfied:

                (i) legal proceedings in respect of a claim have been served upon the relevant Chargor but are not pursued in a reasonably expeditious manner;

                (ii) the Chargor validly serves notice on the Purchaser stating that, and specifying the manner in which, the condition set out in sub-paragraph (i) has been satisfied; and

                (iii) the Purchaser fails, within 20 days of receipt of such notice, to take such steps as may cause the condition set out in sub-paragraph (i) to cease to apply;

        14.4.6 to the extent that as at the Cut-Off Date the value of the Charged Assets exceeds Nextera's reasonable estimate of the amount of the Liabilities which are then outstanding following the application of the previous provisions of this Clause 14.4 and the value of the Charged Assets for this purpose shall be determined by adding the any Cash to the value of the Shares being determined as of the Cut off Date in accordance with Clause 4.3.

        Nextera shall at the request of a Chargor execute and do all such deeds, acts and things as may be necessary to release the Charged Assets of that Chargor from the Charges created by it provided that where Clauses 14.4.3, 14.4.4, 14.4.5 or 14.4.6 apply Nextera shall only be obliged to release Charged Assets with a value (calculated as provided in Clause 14.4.6) equal to the value of the claim for which the Chargor ceases to be liable in accordance with such Clauses.

14.5 AVOIDANCE OF PAYMENTS: No assurance, Security, guarantee or payment which may be avoided under any law relating to Bankruptcy, insolvency or Winding-up (including but not limited to Sections 238, 239, 339, 340, 345 or 423 of the Insolvency Act) and no release, settlement, discharge or arrangement given or made by Nextera on the faith of any such assurance, Security, guarantee or payment, shall prejudice or affect the right of Nextera to enforce the Charges to the full extent of the Liabilities or any other Rights which Nextera may have in respect of the Liabilities or any part thereof. Each Chargor agrees that in such circumstances the Charges and this Charge shall be deemed to have remained in full force and effect notwithstanding any such assurance, Security, guarantee, payment, release, settlement, discharge or arrangement. Without prejudice to the foregoing, Nextera shall be entitled to retain this Charge and shall not be obliged to release the Charged Assets from the Charges until the expiry of a period of one month plus such statutory period within which any assurance, Security, guarantee or payment can be avoided or invalidated after the Liabilities shall have been discharged in full if it appears to Nextera (acting reasonably) that there is a material risk of such avoidance or invalidation. If at any time within such period:

        14.5.1 a petition shall be presented to a competent court for an order for the Bankruptcy of any Chargor or the Bankruptcy, Winding-up or Administration of any party which has given the relevant assurance, Security, guarantee or payment; or

        14.5.2 any such party shall pass a resolution for or with a view to its Winding-up.

        Nextera may continue to retain this Charge and not to release the Charged Assets from the Charges for and during such further period as Nextera in its absolute discretion shall determine.


15      RIGHTS, AMENDMENTS, WAIVERS, CONSENTS AND DETERMINATIONS


15.1 RIGHTS ADDITIONAL: The Rights conferred by or pursuant to this Charge shall be in addition to and not in substitution for the Rights conferred on mortgagees by law, which shall apply to the

        Charges except in so far (if at all) as they are expressly excluded. Where there is any ambiguity or conflict between the Rights conferred by law and those conferred by or pursuant to this Charge, the terms of this Charge shall prevail.

15.2 EXERCISE OF RIGHTS: Except as otherwise provided in this Charge, all Rights of Nextera hereunder may be exercised at any time and from time to time at the absolute discretion of Nextera. No failure on the part of Nextera to exercise, and no delay on its part in exercising, any Right under this charge will operate as a waiver thereof, nor will any single or partial exercise of any Right preclude any other or further exercise thereof or the exercise of any other Right.

15.3 AMENDMENTS, WAIVERS AND CONSENTS: Any provision of this Charge may be amended, supplemented or novated only if each Chargor and Nextera so agree in writing. Any waiver of, and any consent or approval by Nextera under, any provision of this Charge shall not be effective unless it is in writing, and may be given subject to any conditions thought fit by Nextera, may be withdrawn or modified at any time in writing and shall be effective only in the instance and for the purpose for which it is given.

16      PARTIAL INVALIDITY

        The illegality, invalidity or unenforceability of any provision of this Charge under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

17.     NOTICES

17.1 Any notice or other communication requiring to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent, in the case of any of the Chargors, to the Chargors Solicitors at:

                Address:        Gouldens
                                22 Tudor Street
                                London
                                EC4Y 0JJ

                Fax:            44 171 583 3051

                Attention:      Adam Greaves (file 752614)

                In the case of the Purchaser to Nextera Enterprises, Inc. at:

                Address:        Nextera Enterprises Inc
                                c/o Sibson UK Limited
                                338 Euston Road
                                Regent Place
                                London NW1 3BT

                Fax:            08700 101113

                Attention:      Fred Mendelsohn
with a copy to:

Address:                 Nextera Enterprises, Inc.
                         One Cranberry Hill
                         Lexington
                         MA 02173
                         United States of America


Fax:                     +1212 421 9310

Attention:               Vincent Perro

with a copy to:

Address:                 Maron & Sandler
                         844 Moraga Drive
                         Los Angeles
                         CA 900949

Fax:                     +1 310 440 3690

Attention:               Jim Banks


     17.1.1 Any such notice or other communication shall be delivered by hand or sent by courier, fax or prepaid first class post. If sent by courier or fax such notice or communication shall conclusively be deemed to have been given or served at the time of dispatch, in case of service in the United Kingdom, or on the following Business Day in the case of international service. If sent by post such notice or communication shall conclusively be deemed to have been received two Business Days from the time of posting, in the case of international mail.

18   NOVATION

18.1 BENEFIT AND BURDEN: This Charge shall benefit and bind the parties and each of their respective successors and permitted assigns. Any reference in its Charge to any party shall be construed accordingly.

18.2 TRANSFER BY NEXTERA: Nextera may assign the benefit of this Charge to any person to whom the benefit of the Tax Deed of Covenant and Clause 5 of the Principal Agreement is assigned in accordance with their terms.

18.3 TRANSFER BY THE CHARGORS: No Chargor may assign or transfer all or any part of its rights and obligations under this Charge save as provided herein or in the Principal Agreement.

19    TIME OF THE ESSENCE

      Any time, date or period referred to in any provision of this Agreement may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended time shall be of the essence.

20    FURTHER ASSURANCE

      At any time after the date of this Agreement each Vendor shall and shall use his best endeavors to procure that any necessary third party shall execute such documents and do such acts and things as the Purchaser may reasonably require for the purposes of perfecting the security given in this Charge over his Charged Assets.

21    COSTS

      The Vendors shall bear all legal, accountancy and other costs and expenses incurred by them in connection with this Deed. The Purchaser shall bear all such costs and expenses incurred by it.

22    INTEREST

      If the Vendors or the Purchaser default in the payment when due of any sum payable under this Deed (whether determined by agreement or pursuant to an order of a court or otherwise) the liability of the Vendors or the Purchaser (as the case may be) shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of one per cent above the base rate from time to time of Midland Bank PLC. Such interest shall accrue from day to day.

23    SEVERANCE

      If any term or provision in this Agreement is held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

24    COUNTERPARTS

      This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

25    GOVERNING LAW AND SUBMISSION TO JURISDICTION

      This Agreement and the documents to be entered into pursuant to it, save as expressly referred to therein, shall be governed by and construed in accordance with English law and all the parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and such documents, PROVIDED THAT nothing in this clause shall prevent the Vendors or any of them from enforcing any judgement or order of such Court against the Purchaser or its assets in any jurisdiction or affect any related rights of the Vendors.

26    APPOINTMENT OF PROCESS AGENT

      The Purchaser irrevocably appoints Sibson UK Limited Matthew Middleditch or any partner of Linklaters & Paines as its agent to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Purchaser. If such process agent ceases to be able to act as such or to have an address in England, the Purchaser irrevocably agrees to appoint a new process agent in England acceptable to the other Parties and to deliver to the other Parties within 14 days a copy of a written acceptance of appointment by the process agent. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

          SCHEDULE 1

          CHARGORS

VENDOR/CHARGOR          SHARES
--------------          ------
Graham Alexander        15,620
Charles Shemo            3,750
Arthur Morgan            2,262
Philip Goldman           3,750
Michael Manwaring        3,812
Ron Hyams                  806

                                   SCHEDULE 2

                         REPRESENTATIONS AND WARRANTIES

       (A)  INDIVIDUAL CHARGORS


       In relation to each Chargor which is an Individual Chargor:


  1    CAPACITY: The Chargor is of full age and capacity.

  2 NON-VIOLATION OF OTHER AGREEMENTS: The Chargor's entry into, exercise of its Rights and/or performance of or compliance with the relevant Chargor's obligations under this Charge and/or creation of the Charges under this Charge do not and will not:

2.1 violate any agreement to which the relevant Chargor is a party or which is binding on the relevant Chargor or his or her Assets or

2.2 except for the Charges result in the existence of, or oblige the relevant Chargor to create, any Security over the Charged Assets.

  3 NO DEFAULTS: No Enforcement Event or event or circumstance which with the giving of any notice, the expiry of any grace period, and/or (as the case may be) the making of any determination, provided for in Clause 8.2 would become an Enforcement Event, has occurred, or will occur as a result of the entry into of this Charge and/or the creation of the Charges.

  4 NO SECURITY: Except for the Charges, no Security exists on or over the Charged Assets of the relevant Chargor.

  5 LITIGATION: So far as the relevant Chargor is aware, no litigation, arbitration or administrative proceeding is current, pending or threatened:

5.1 to restrain the entry into, exercise of any of the relevant Chargor's Rights under and/or performance or enforcement of or compliance with any of the relevant Chargor's obligations under this Charge and/or the creation of the Charges under this Charge and/or

5.2 which may affect the value of, or Rights of the relevant Chargor in respect of, the Charged Assets of the relevant Chargor.

  6 BENEFICIAL OWNERSHIP: The Chargor is the sole, absolute and beneficial owner of his or her Charged Assets. The Chargor has not sold or otherwise disposed of his or her Charged Assets nor agreed to do any of the foregoing.

  7 BANKRUPTCY: No order has been made for the Chargor's Bankruptcy and, so far as he or she is aware, no petition, application or the like is outstanding for the Bankruptcy of the relevant Chargor, nor is any such step intended.

  8 INSOLVENCY: The Chargor is not insolvent, or unable to pay his or her debts and could not be deemed by a court to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act, nor appears to have no reasonable prospect of being able to pay a debt as defined by
       Section 268(2) nor will he or she become so in consequence of entering into this Charge or performing his or her obligations under this Charge.

  9 REPETITION: Each of the representations and warranties above will be correct and complied with in all respects at all times during the continuance of this Security as if repeated then by reference to the then existing circumstances.

In witness whereof this Agreement has been duly executed.


SIGNED by NEXTERA ENTER-
PRISES INC.
by MICHAEL MULDOWNEY,                   /s/ MICHAEL MULDOWNEY
Chief Financial Officer



SIGNED as DEED by
the said GRAHAM ALEXANDER               /s/ GRAHAM ALEXANDER
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON EC2Y 8HQ




SIGNED by as a DEED by GRAHAM
ALEXANDER
for and on behalf of
CHARLES SHERNO                          /s/ GRAHAM ALEXANDER
by power given under power of
attorney dated 25 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON EC2Y 8HQ



SIGNED by as a DEED by GRAHAM
ALEXANDER
for and on behalf of
ARTHUR MORGAN                           /s/ GRAHAM ALEXANDER
by power given under power of
attorney dated 20 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON EC2Y 8HQ



SIGNED by as a DEED by GRAHAM
ALEXANDER
for and on behalf of
PHILIP GOLDMAN                          /s/ GRAHAM ALEXANDER
by power given under power of
attorney dated 26 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON EC2Y 8HQ

SIGNED by as a DEED by GRAHAM
ALEXANDER
for and on behalf of
MICHAEL MANWARING                       /s/ GRAHAM ALEXANDER
by power given under power of
attorney dated 25 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON EC2Y 8HQ



SIGNED by as a DEED by GRAHAM
ALEXANDER
for and on behalf of
RON HYAMS                               /s/ GRAHAM ALEXANDER
by power given under power of
attorney dated 15 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON EC2Y 8HQ



SIGNED by as a DEED by GRAHAM
ALEXANDER
for and on behalf of
VICTOR HARRIS                           /s/ GRAHAM ALEXANDER
by power given under power of
attorney dated 27 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON EC2Y 8HQ



SIGNED by as a DEED by GRAHAM
ALEXANDER
for and on behalf of
PAUL BATES                              /s/ GRAHAM ALEXANDER
by power given under power of
attorney dated 17 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON EC2Y 8HQ